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                                                                    EXHIBIT 23.2


                             MILLER AND LENTS, LTD.

                   Consent of Independent Petroleum Engineers



Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102


         The firm of Miller and Lents, Ltd. hereby consents to the use of its name and to the reference to its revised report regarding the Encore Acquisition Company Proved Reserves and Future Net Revenues as of December 31, 2001, which is included in Encore's Form 10-K/A Amendment No. 1 for the year ended December 31, 2001 and incorporated by reference in Amendment No. 2 to the Form S-4 of Encore Acquisition Company (Registration Statement File No. 333-99557).

                                              MILLER AND LENTS, LTD.

                                              By /s/ CARL D. RICHARD
                                              ----------------------------
                                              Carl D. Richard
                                              Vice President



Houston, Texas
December 4, 2002